UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-36 33rd Street, Long Island City, New York	11106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 879-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, Richard Rallo was appointed as Chief Operating Officer of American Medical Alert Corp. (the “Company”).

Mr. Rallo joined the Company in February 2001 as the Controller and became Chief Financial Officer in April 2003.  Since January 2009, Mr. Rallo has also served as the Chief Operating Officer of the Health and Safety Monitoring Systems (HSMS) division of the Company.  In addition, since July 2009, Mr. Rallo has served as the Company’s Corporate Secretary.  From May 1997 to February 2001, Mr. Rallo served as the Chief Financial Officer of Tradewell, Inc., a barter company.  From October 1994 to April 1997, Mr. Rallo served as the Controller of Connoisseur Communications Partners L.P., a company that owned and operated radio stations.  From 1986 to 1994 Mr. Rallo worked in public accounting for Touche Ross & Co. and Margolin, Winer & Evens LLP.  Mr. Rallo is a Certified Public Accountant and has a BS in accounting from the University of Denver.

On May 25, 2011, the Company entered into an amendment to Mr. Rallo’s existing employment agreement with the Company, in order to reflect Mr. Rallo’s appointment as Chief Operating Officer of the Company, and to conform certain terms of the agreement relating to termination of employment and to Internal Revenue Code Section 409A compliance to the employment agreements entered into effective January 1, 2011 with Jack Rhian, the Company’s President and Chief Executive Officer, and Fred Siegel, the Company’s Executive Vice President.  For a complete description of Mr. Rallo’s existing employment agreement, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 31, 2011.

The foregoing description is not complete and is qualified in its entirety to Amendment No. 1 to Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit Name
10.1	Amendment No. 1 to Employment Agreement, dated May 25, 2011, between American Medical Alert Corp. and Richard Rallo

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 25, 2011

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President and Chief Executive Officer